THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE

                       P&G DECLARES COMMON STOCK DIVIDEND
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         CINCINNATI, July 13, 2004 - The Procter & Gamble Company (NYSE:PG)
declared a quarterly dividend of twenty-five cents ($ .25) per share on the Common Stock and on the Series A ESOP Convertible Class A Preferred Stock, payable on or after August 16, 2004 to shareholders of record at the close of business on July 23, 2004. P&G has been paying dividends without interruption since incorporation in 1890.

ABOUT P&G

         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit HTTP://WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

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P&G CONTACTS:
Corporate Media Center
+1-866-PROCTER +1-866-776-2837

Thomas Tippl - Investor Relations
+1-513-983-2414